                                                                   EXHIBIT 10.31

[*]   CERTAIN INFORMATION IN EXHIBIT 10.31 HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CUSTOM SALES AGREEMENT
BASE AGREEMENT
--------------------------------------------------------------------------------
International Business Machines Corporation



AGREEMENT NO.  000144

CUSTOMER:      APPLIED MICRO CIRCUITS CORPORATION
               6290 SEQUENCE DRIVE
               SAN DIEGO, CA 92121-4358

This Custom Sales Agreement, which consists of this Base Agreement and Statement of Work Attachments, shall be referred to as the "Agreement". The term of this Agreement commences on July 14, 1998 and expires on [*]. [*] to encompass the Process which includes [*] will the customer have access to [*] Process(es).
The Customer shall have access to [*] Process(es) during the entire term of the Agreement ("Production Term"). The parties agree that this Agreement may be renewed annually upon mutual consent.

By signing below, the parties each agree to be bound by: (1) the terms and conditions of this Agreement; and (2) the initial Statement of Work, Attachment No. 1. No additional signature on the initial Statement of Work is required. Subsequent Statement of Work Attachments under this Agreement must be signed by the parties to become effective.

Upon signature by both parties, it is agreed this Agreement constitutes the complete and exclusive agreement between them superseding any prior agreements, written or oral, relating to the subject matter notwithstanding anything contained in any document issued by either party. This Agreement may not be amended or modified except by a written amendment signed by both parties.

The parties expressly acknowledge that they have received and are in possession of a copy of any referenced item which is not physically attached to the Agreement and any such item will be treated as if attached, and will be considered an Attachment for the purposes of this Agreement.

ACCEPTED AND AGREED TO:

                                     INTERNATIONAL BUSINESS MACHINES CORPORATION

                                     By:_______________________________
BY:___________________________
                                     NAME:
NAME:
                                     TITLE:
TITLE:
                                     DATE:_____________________________
DATE:_________________________


1.0  DEFINITIONS
     -----------
Capitalized terms in this Agreement have the following meanings. An Attachment may define additional terms; however, those terms apply only to that Attachment.
1.1 "Item" shall mean any part, specification, design, document, report, data or the like which Customer delivers to IBM under this Agreement.
1.2 "Manufacturing Process" mean IBM's SiGe IC manufacturing process employed at an IBM facility and as adapted for use by IBM in the fabrication of Products.
1.3 "NTAT" means Normal Turn Around Time, which denotes IBM's standard timeframe for completion of work performed.
1.4 "Product" shall mean production units to be sold or purchased under this Agreement. Products shall not include Prototypes.

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CUSTOM SALES AGREEMENT
BASE AGREEMENT

1.5 "Prototype" shall mean a preliminary version of a Product or an experimental device sold or purchased under this Agreement which may or may not be functional, is intended for evaluation and testing, is not suitable for production in commercial quantities, and [*].
1.6 "Purchase Order Lead Time" shall mean the required minimum amount of time between IBM's receipt of the purchase order issued by Customer and the requested shipment date necessary to accommodate manufacturing cycle time.
1.7  [*]
1.8 "Related Company" of a party hereunder shall mean a corporation, company or other entity which controls or is controlled by such party or by another Related Company of such party, where control means ownership or control, direct or indirect, of more than fifty (50) percent of: (i) the outstanding voting shares or securities (representing the right to vote for the election of directors or managing authority), or (ii) the ownership interests representing the right to make decisions for such a corporation, company or other entity (as the case may be in partnership, joint venture or unincorporated association having no outstanding shares or securities). However, any such corporation, company or other entity shall be deemed to be a Related Company of such party only so long as such ownership or control exists.
1.9 "RTAT" means Rapid Turn Around Time, which denotes a faster than standard timeframe for completion of work, as opposed to NTAT.
1.10 "Service" shall mean any manufacturing activity or design, or engineering work IBM performs.
1.11 "Shipment Date" shall mean IBM's estimated date of shipment.
1.12  [*]
1.13 "Wafer Acceptance Criteria" means the engineering specifications, referenced in Exhibit A of this Statement of Work, which sets forth the technology parameters and physical criteria to which the Product will conform at the time of delivery.

2.0  AGREEMENT STRUCTURE
     -------------------
2.1 This Agreement consists of: (i) the Base Agreement which defines the basic terms and conditions of the relationship between the parties; and (ii) Attachments which specify the details of a specific work task. An Attachment may include additional or differing terms and conditions, however such terms and conditions apply only to that Attachment. Attachments also include any specification documents agreed to by the parties, in writing, applicable to the specific work under that Attachment.
2.2 If there is a conflict among the terms and conditions of the various documents, Attachment terms and conditions govern.
2.3 Purchase orders and acknowledgements will be used to convey information only (including, as to purchase orders, method of shipment and carrier in accordance with Section 3.0 of the Attachment) and any terms and conditions on those are void and replaced by this Agreement.
2.4 Either party may include its Related Companies under this Agreement by written agreement with the other party.

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CUSTOM SALES AGREEMENT
BASE AGREEMENT

3.0  ORDER AND DELIVERY
     ------------------
3.1 Customer shall order Products, Prototypes and Services by issuing written purchase orders, which are subject to acceptance by IBM, in accordance with
Section 4.0 of the Attachment. Purchase orders for Products and/or Prototypes must be received by IBM in advance, with at least the Purchase Order Lead Time specified in the applicable Attachment.
3.2 Products and/or Prototypes will be shipped to Customer FOB plant of manufacture, except for Products and/or Prototypes shipped outside the United States which will be shipped EXWORKS (as defined in ICC INCOTERMS 1990).
3.3 Title to the Products and/or Prototypes and risk of loss shall pass to the Customer upon delivery to the carrier for shipment to the Customer.

4.0  CANCELLATION AND RESCHEDULING
     -----------------------------
4.1 If IBM's supply of the Product, Prototypes and/or Services ordered hereunder becomes constrained, IBM will reduce the quantities of Products, Prototypes and/or Services to be supplied to the Customer in proportion to the reduction in quantities of products and/or services of the same technology or utilizing the same manufacturing process to be supplied to satisfy others. Receipt of such allocated supply and later delivery of all undelivered ordered quantities shall constitute Customer's exclusive remedy in the event of such a supply constraint.
4.2 Customer may cancel or reschedule an order for Products, Prototypes and/or Services only upon prior written notice to IBM. In the event of a cancellation or reschedule which exceeds the rescheduling rights set forth in an applicable Attachment, Customer shall pay the quoted price for Products, Prototypes and/or Services delivered or ready for shipment; otherwise, for Product, Prototype and/or Services not delivered or ready for shipment, Customer shall pay the cancellation charges set forth in the applicable Attachment.
4.3 Customer agrees that if Customer decreases the total quantity of an order that has a unit price based on an agreed to quantity Customer will pay an applicable higher unit price, if any, as specified in the applicable Attachment, for previous shipments and for new shipments.

5.0  PAYMENT
     -------
5.1 Prices for Products, Prototypes and Services shall be as set forth in an applicable Attachment. With the exception of the activities referenced in
Section 5.2 of the Attachment, IBM shall invoice Customer after the Products and/or Prototypes have been shipped or the Services provided. Payment by the Customer will be due within thirty (30) days from the date of invoice. Late payment of invoices will be assessed a charge equal to the lesser of one and one-half percent (1.5%) per month or the statutorily maximum rate of interest in accordance with the laws of the State of New York. In addition, if Customer's account balance exceeds its credit limit with IBM, or becomes delinquent, IBM may stop shipments to Customer or ship to Customer on a prepaid basis until the account is current again.
5.2 Payment defined in Section 5.2 of the Attachment shall be made via bank wire transfer to:

     [*]

The following information is to be included in the wire detail:
     Applied Micro Circuits Corporation
     Reason for payment (Foundry Operations)
     [*]
The pricing schedule in Section 5.2 of the Attachment shall act as the Customers invoice.

6.0  TERMINATION
     -----------
6.1 If either party materially breaches a term of this Base Agreement or an Attachment, the other party may, at its option, terminate this Agreement or any or all Attachments provided that the party in breach is given written notice of such breach and fails to cure such breach within 30 days after delivery of such notice (within such 30 day period, the breaching party may send the non-breaching party written notice of the actions taken to cure the breach and the non-breaching party shall send notice back to the breaching party as to whether the actions taken were effective to cure the breach), or immediately in the event of (i) insolvency, dissolution or liquidation by or against either party,
(ii) any assignment of either party's assets for the benefit of creditors, (iii) any act or omission of an act by a party

                                  Page 3 of 7
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CUSTOM SALES AGREEMENT
BASE AGREEMENT

demonstrating its inability to pay debts generally as they become due, or (iv) if IBM has a reasonable basis to believe any of the Items infringe intellectual property rights.
6.2 If IBM terminates this Agreement or an Attachment pursuant to Section 6.1 of this Agreement, IBM shall be entitled to treat any or all applicable outstanding purchase orders as if cancelled by Customer and Customer shall pay
(i) all applicable IBM NRE costs, (ii) the quoted price applicable for any affected Products, Prototypes and/or Services delivered or ready for shipment, and (iii) for Product, Prototype and/or Services not delivered or ready for shipment, the cancellation charges set forth in the applicable Attachment or Attachments. Monies owing IBM shall become immediately due and payable.
6.3 If Customer terminates this Agreement or an Attachment, IBM will fill all applicable previously accepted purchase orders for Products and/or Prototypes, but IBM shall not be obligated to accept further applicable purchase orders after receiving notice.
6.4 This Base Agreement will continue after its termination or expiration with respect to any Attachments already in place until they expire, are terminated or completed. Provided that no monies are due IBM, applicable Items shall be disposed of as directed by Customer in writing at Customer's expense after a termination or expiration, subject to the provisions of Section 6.3.
6.5  [*]
6.6  [*]

7.0  CONFIDENTIAL INFORMATION
     ------------------------
7.1 With the exception of the terms and conditions of this Agreement, no information exchanged between the parties shall be considered confidential and/or proprietary to either party, or to any third party except as may be specified pursuant to Section 7.2 below.
7.2 In the event IBM or Customer needs to disclose specific confidential information to the other in order for IBM to furnish Products, Prototypes and/or Services hereunder, such information shall be disclosed only pursuant to the terms of the confidential information exchange agreement number V2518, dated 11/3/97, as executed by the parties.

8.0  LICENSE
     -------
8.1 Subject to licenses expressly granted under this Agreement, no license, immunity or other right is granted herein to either party whether directly or by implication, estoppel or otherwise, with respect to any patent, trademark, copyright, mask work, trade secret or other intellectual property right of either party with the exception of: 1) Customer's right to use or resell any Product patented and sold by IBM to Customer pursuant to this Agreement, and 2) IBM's right to use Customer's design(s) to provide Products, Prototypes and/or Services to Customer, pursuant to this Agreement. . .

9.0  TRADEMARK
     ---------
9.1 Nothing in this Agreement grants either party any rights to use the other party's trademarks or trade names, directly or indirectly, in connection with any product, service, promotion.

10.0  INTELLECTUAL PROPERTY AND INDEMNIFICATION
      -----------------------------------------
10.1 IBM agrees to indemnify Customer against damages assessed against Customer as a result of a final judgment of a court of competent jurisdiction holding that any Product sold or Service provided by IBM in connection with a [*] Process [*] to Customer hereunder infringes a patent, maskwork right or copyright of a third party in any country in which IBM sells or provides similar products or services, up to the amount paid by Customer for Products or Services provided hereunder; PROVIDED THAT Customer (1) promptly notifies IBM, in writing, of the charge of infringement; (2) allows IBM to control and cooperates with IBM in the defense and any related settlement action; and (3) upon the written request of IBM (a) allows IBM to modify or replace the Product with a non-infringing Product, consistent with this Base Agreement and all applicable Attachments, or (b) returns the Product to IBM for a credit equal to Customer's purchase price for the Product, provided Customer has followed generally accepted accounting principles. IBM has no obligation regarding any claim of infringement to the extent such claim is based on any of the following: (1) Customer's modification of a Product; (2) the combination, operation, or use of a Product with any product, data, or apparatus that IBM did not provide; (3) infringement by a non-IBM Product alone, as opposed to its combination as part of a system of Products that IBM provides; or (4) IBM's manufacture or modification of a Product in compliance with Customer's specifications.

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CUSTOM SALES AGREEMENT
BASE AGREEMENT

10.1.1 Customer agrees to indemnify IBM against damages assessed against IBM as a result of a final judgment of a court of competent jurisdiction holding that any Product or Prototype sold by Customer hereunder infringes a patent, maskwork right or copyright of a third party, up to the amount paid by Customer for Products or Prototypes provided hereunder; PROVIDED THAT IBM (1) promptly notifies Customer, in writing, of the charge of infringement; and (2) allows Customer to control and cooperates with Customer in the defense and any related settlement action. The foregoing states the entire obligation and exclusive remedy of IBM and Customer regarding any claim of patent or copyright infringement relating to any Product and/or Prototypes sold or Service provided hereunder.
10.2 Customer warrants that it is the originator, rightful owner or licensee of all Items supplied to IBM hereunder and that to the best of Customer's knowledge no part of such Items infringes any intellectual property rights.

11.0  LIMITATION OF LIABILITY
      -----------------------
11.1 Neither party shall be entitled to indirect, incidental, consequential or punitive damages, including lost profits based on any breach or default of the other party, including those arising from infringement or alleged infringement of any patent, trademark, copyright, mask work, or any other intellectual property.
11.2 Except for nonpayment, no action, regardless of form, arising from this Agreement may be brought by either party more than one (1) year after the cause of action has arisen. IBM's liability for any and all causes of action shall be limited in the aggregate to the greater of: (1) [*] or (2) the applicable IBM price to Customer for the specific Products, Prototypes and/or Services that caused the damages or that are the subject matter of, or directly related to, the cause of action.
11.3 The limitation of Section 11.2 does not apply to: (1) payments referred to in Section 10.1 and (2) damages for bodily injury (including death) and damage to real property and tangible personal property caused by IBM's negligence.
11.4 Under no circumstances is IBM liable for any of the following: (A) third party claims against Customer for losses or damages other than those in 11.3(1) and (2) above; or (B) loss of, or damage to, Customer's or another parties' records or data; or (C) when the Products and/or Services are used in conjunction with medical devices or nuclear materials.

12.0  WARRANTIES
      ----------
12.1 IBM warrants all Products delivered hereunder to be free from defects in material and workmanship for a period of one (1) year from the date of shipment unless otherwise stated in an Attachment applicable to such Products. Customer acknowledges that the functionality of Products is contingent on Customer's designs and, therefore, such warranty does not apply to the functionality of Products fabricated under this Agreement to the extent that functionality is dependant on such designs. All Prototypes are provided "As Is" without warranty of any kind.
12.2 THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS OR USAGE FOR A PARTICULAR PURPOSE.
12.3 No course of dealing, course of performance, usage of trade, or description of Product, Prototype or Service shall be deemed to establish a warranty, express or implied.
12.4 If Customer claims that any Products and any incidental Services are nonconforming, Customer shall (1) promptly notify IBM, in writing, of the basis for such nonconformity; (2) follow IBM's instructions for the return of the Products; and (3) return such Products freight collect to IBM's designated facility. If IBM determines the Products are nonconforming, IBM will, at its option, repair or replace the defective Products, or issue a credit or rebate for the purchase price.
12.5 IBM's sole liability and Customer's sole remedy for breach of warranty shall be limited as stated in this Section 12.

13.0  TAXES
      -----
13.1 IBM shall bill Customer for all applicable sales, use and gross receipts taxes, unless Customer provides IBM with appropriate exemption certificates.

14.0  NOTICES
      -------

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CUSTOM SALES AGREEMENT
BASE AGREEMENT

14.1 All communications and notices between the parties concerning this Agreement shall be given to the appropriate individual listed in the applicable Attachment and shall be deemed sufficiently made on the date if given by personal service, sent via certified mail, facsimile or electronic data interchange provided that any notice sent by certified mail shall be deemed to be delivered five (5) business days after deposit with postal authorities. Communication by facsimile or electronic data interchange is acceptable as a "writing". The autographs of representatives of the parties, as received by facsimile or electronic data interchange, shall constitute "original" signatures.

15.0  INDEPENDENCE OF ACTION
      ----------------------
15.1 Each party agrees that this Agreement will not restrict the right of either party to enter into agreements with other parties for same or similar work, or to make, have made, use, sell, buy, develop, market or otherwise transfer any products or services, now or in the future, so long as confidential information is not disclosed. IBM shall not sell, market or otherwise transfer to any third party any Products using the trademark or trade name of Customer without prior written consent of Customer.

16.0  UTILIZATION OF PRODUCTS
      -----------------------
16.1 Customer agrees that it will not act as an agent or as a "pass through foundry" for purchasing Products and or Prototypes for others from IBM hereunder. Customer also represents that all Prototypes from [*] purchased under this Agreement shall only be used by Customer internally and shall not be resold by Customer without IBM's prior written consent, except in situations where Customer is selling a limited number of Prototypes to its customers, provided that all such sales shall be at Customer's sole risk, and provided that Customer clearly sets forth in a written agreement with its customers that the Prototypes are intended for evaluation purposes only and are sold "as is" without warranty of any kind. .

17.0  GENERAL
      -------
17.1 Neither party shall be responsible for failure to fulfill its obligations under this Agreement due to fire, flood, war or other such cause beyond its reasonable control and without its fault or negligence (excluding labor disputes or payment obligations) provided it promptly notifies the other party.
17.2 The substantive laws of the State of New York govern this Agreement without regard to conflict of law principles. Both parties agree to waive their right to a jury trial in any dispute arising out of this Agreement. The prevailing party in any legal action hereunder shall be entitled to reimbursement by the other party for its expenses, including without limitation reasonable attorney's fees.
17.3 Customer agrees that IBM may assign its right to collect payments under this Agreement. Customer may not assign any of its rights under this Agreement relating to IBM's [*] Manufacturing Processes [*] without IBM's consent. Otherwise, either party may assign its rights under this Agreement only in the event of a sale of all or substantially all of the assets of that part of its business relating to the Agreement, provided that if party to whom Customer wants to assign is currently in the business of manufacturing semiconductor products, the assignment will be subject to IBM's consent.
17.4 No delay or failure by either party to act in the event of a breach or default hereunder shall be construed as a waiver of that or any subsequent breach or default of any provision of this Agreement.
17.5 If any part, term or provision of this Agreement is declared unlawful or unenforceable, by judicial determination or performance, the remainder of this Agreement shall remain in full force and effect.
17.6 Any terms of this Agreement which by their nature extend beyond expiration or termination of this Agreement shall remain in effect until fulfilled and shall bind the parties and their legal representatives, successors, heirs and assigns.
17.7 The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
17.8 Each party will comply, at its own expense, with all applicable federal, state and local laws, regulations and ordinances including, but not limited to, the regulations of the U.S. Government relating to export and re-export. Customer agrees that it is responsible for obtaining required government documents and approvals prior to export and re-export of any commodity, machine, software or technical data.
17.9 The UN Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

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17.10 Press releases and other like publicity, advertising or promotional material which mention the other party by name, this Agreement or any term hereof shall be agreed upon by both parties in writing prior to any release.

               SEMICONDUCTOR CUSTOM MANUFACTURING ATTACHMENT NO.
                          CUSTOM SALES AGREEMENT NO.


                               STATEMENT OF WORK
                 CUSTOM SEMICONDUCTOR MANUFACTURING TASK ORDER



1.0  SCOPE OF WORK

1.1 IBM will provide the following:
        [*]

1.2 Subject to the terms and conditions of this Statement of Work, Customer will provide IBM with the Customer's Items and cooperate with IBM to enable IBM to perform foundry services in accordance with this Agreement.

1.3 IBM will provide a technical coordinator(s) for coordination of Customer engineering activities, as identified in Section 9.0 of this Attachment. The duties of the technical coordinator(s) will include arranging for training (as may be agreed upon from time to time by the parties), providing development lot tracking information, coordinating development lot requirements with Customer and aiding Customer in the resolution of technical issues regarding the use of pre-qualification models and processes.

1.4      [*]

1.5 IBM will provide access to an ECL library for Silicon Germanium which it agrees to make available to Customer under this Agreement. Updates to this library will be provided to Customer at least annually. IBM will consider additions or modifications to this library as suggested by Customer. IBM will provide the initial documentation for the ECL library to Customer within 30 days of the effective date of this Agreement. The ECL library shall be licensed under the terms of the IBM AMS Design Kit License Agreement, as modified, and as attached as Exhibit B of this Agreement.

1.6 When available and if requested by Customer, IBM shall provide Customer with preliminary versions of models and design kits [*], but only for the purpose of developing Prototypes to be manufactured solely by IBM. Such models and design kits shall be licensed under the terms of the IBM AMS Design Kit License Agreement, dated and attached as Exhibit B of this Agreement. IBM may modify or alter the models and design kits [*] at any time without notice. Such changes may cause the Prototype designs to be unuseable for the manufacture of Products.

1.7 The charges associated with the activities in Sections 1.3, 1.4, 1.5 and 1.6 of this Attachment are included as part of the development pricing in Section
5.2 of this Attachment.

1.8 Customer may, at any time and from time to time, by written notice to IBM, request changes to the part numbers, specifications, or work scope. IBM will submit a written report to Customer setting forth the probable effect, if any, of such requested change on prices, payment or delivery. IBM shall not proceed with any change until authorized in writing by Customer. The parties shall promptly amend this Attachment to incorporate any agreed changes.

1.9 IBM may implement engineering changes required to satisfy governmental standards, protect Product or system integrity, or for environmental, health or safety reasons, and shall notify Customer if such changes are implemented. Customer will use reasonable efforts to incorporate such changes in Products already shipped by IBM. IBM may implement engineering changes that result in cost reductions to Product with prior approval of Customer, which will not be unreasonably withheld.


2.0  FORECASTING

Initial Forecast. Each Attachment shall contain an initial forecast of Customer's anticipated unit production demand requirements for Product(s) and/or Prototypes for at least the [*] period immediately following execution of the Attachment. Customer shall submit a purchase order (pursuant to Section 4.0) with the initial forecast for a minimum of the [*] period.

Subsequent Forecasts. Customer shall provide an updated forecast in writing to IBM, on a monthly basis by no later than the fifteenth (15th) day of each month during the term of the Attachment. Each such forecast will cover at least a rolling [*] (not to exceed the term of this Attachment), and will be reviewed for acceptance by IBM. Within ten (10) business days after receipt IBM shall notify Customer with written notice of whether such forecast has been accepted or rejected.

With each updated forecast Customer shall submit a purchase order (pursuant to Section 4.0). This purchase order shall be for the quantity of Products and/or Prototypes forecast for the [*] month of the rolling forecast (months [*] having already been committed under purchase order(s) pursuant to previous forecast(s)). Customer agrees that if it does not submit purchase orders for accepted forecasts, as discussed in Section 7.0 of this Attachment, then Customer shall be subject to the cancellation charges described therein. All purchase orders submitted shall be subject to the terms of Section 4.0 of the Base Agreement.

IBM will accept purchase orders for months [*] of any forecast, provided the forecast has been accepted by IBM, the orders are placed in accordance with
Section 4.0 and the quantities requested are within ten percent (10%) of the previously accepted forecast for said months.

Months [*] (or greater, if Customer submits forecasts beyond [*]) of each forecast are non-binding on Customer and IBM, and provided for convenience purposes only.


3.0  Orders

After the parties have executed a Attachment, Customer will request delivery of Products or Prototypes by issuing written purchase orders to IBM by the fifth
(5th) day of each calendar month. As set forth in Section 2.0, Customer will maintain a minimum of [*] on IBM and may place purchase order(s) for months [*] of each forecast. Purchase orders are subject to, and IBM will accept and ship against purchase orders that comply with, the terms and conditions of the Agreement and this Attachment, and are consistent with the most recently accepted forecasts and the most recent Customer credit limit as granted by IBM.

Customer will request delivery of Products or Prototypes by issuing written purchase orders to the IBM ordering location identified in Section 8.0 of this Attachment. Purchase orders shall only specify:

         a)  Customer's purchase order number;
         b)  Customer's tax status - exempt or non-exempt;
         c)  ship to location - complete address;
         d)  bill to location - complete address;
         e)  order from location - complete address;
         f)  Product part numbers and quantities being ordered
                 (in increments of the Minimum Order Quantity ("MOQ");
         g)  the Product's applicable unit price;
         h)  shipping instructions, including preferred courier;
         i)  requested shipment dates;
         j)  the Agreement Number of this Agreement;
         k)  Name of Customer contact.

4.0  CUSTOMER REQUIREMENTS
4.1  Wafer:

         - Levels of metal:  [*]

4.2  Wafer test:  Wafers will conform to the Wafer Acceptance Criteria

4.3  Package:    N/A


5.0  Pricing
5.1  Production pricing:

     Untested [*] process

     Wafers Per Calendar Year  [*]

     Price Per Wafer (not to exceed)  [*]

         Optional Features (1998 pricing only):

         [*]               [*] per wafer
         [*]               [*] per wafer
         [*]               [*] per wafer
         [*]               [*] per wafer
         [*]               [*] per wafer

     RTAT's will be ordered using the normal forecast process at a price of [*] for mask set and [*] for wafers [*]. (For [*] level metal, wirebond configurations only).

5.2  Pricing for Section 1.1:

     Pricing for the activities described in Section 1.1 of the Attachment, not to include the pricing of Section 5.1, above, is a total of [*], due as follows: 30 days from signing of this Agreement:[*];
         Due on [*] : [*];
         Due on [*] : [*];

The above [*] fee includes [*] runs, up to [*] which can be used for unqualified processes and not to exceed [*] in any calendar year. RTAT runs include an IBM Mask Set from Customer, clean GDSII tape and the process start of [*] Wafers per run. RTAT runs under this Section cannot be used for [*] process.

Additional Mask plate for RTAT's: [*]


6.0  DELIVERY SCHEDULE AND MINIMUM ORDER QUANTITIES

Each Customer order shall be for a minimum of [*] Wafers. Delivery shall be made in increments of not less than [*]Wafers, and shall be delivered no more than six months apart.

Turn around time (TAT) targets in calendar days from receipt of clean GDSII tape (For 3 level metal, wirebond configurations only):
                   4Q98   1999
         RTAT      [*]    [*]
         NTAT      [*]    [*]


7.0  CANCELLATION CHARGES

By giving written notice, Customer may cancel, in whole or in part, any order for Product. IBM may impose a cancellation charge for such canceled order, or portion thereof, subject to the provisions of Sections 4.2 and 6.2 of the Agreement, in accordance with the following table:

Number of Calendar Days Prior to Scheduled Shipment Date       Cancellation Charge Expressed as a Percentage of the
     that Notice of Cancellation is Received by IBM                    Applicable Product Production Price
----------------------------------------------------------------------------------------------------------------------
                         0-30                                                           [*]
----------------------------------------------------------------------------------------------------------------------
                        31-60                                                           [*]
----------------------------------------------------------------------------------------------------------------------
                        61-105                                                          [*]
----------------------------------------------------------------------------------------------------------------------
                         105+                                                           [*]
----------------------------------------------------------------------------------------------------------------------

Notwithstanding the above, if the pattern generator tape has been released to the mask shop for a specific Product and/or Prototype, including a shared mask set, Customer agrees to pay the quoted purchase price of the mask.

Also, for a purchase order which is more than thirty (30) days from its scheduled shipment date, Buyer may request in writing a onetime deferral of the scheduled shipment date not to exceed thirty (30) days, with no cancellation charge imposed. If Buyer subsequently cancels a deferred order, Buyer agrees to pay the applicable Product cancellation charge above.

8.0  ORDERING LOCATION:           SHIP TO:                BILL TO:

          Same                     Same


9.0  COORDINATORS/ADMINISTRATORS

     Technical Coordinators:
           Customer:   [*]                     IBM:   [*]
           Phone:      [*]                     Phone: [*]
           Fax:        [*]                     Fax:   [*]
           Email:      [*]                     Email: [*]

     Contract Administrators:
           Customer:   TBD                     IBM:   [*]
           Phone:                              Phone: [*]
           Fax:                                Fax:   [*]
           Email:                              Email: [*]

                                   Exhibit A


1.0 PRODUCT NAME AND DESCRIPTION:

Untested Wafers


2.0 PRODUCT SPECIFICATIONS, WAFER ACCEPTANCE CRITERIA:

See Exhibit C, attached, for Wafer Acceptance Criteria,


3.0 CUSTOMER'S ITEMS:

Year:

Month:

 Jan.      Feb.     Mar.     Apr.     May      June     July     Aug.    Sept.     Oct.     Nov.     Dec.
<VAR5>    <VAR5>   <VAR5>   <VAR5>   <VAR5>   <VAR5>   <VAR5>   <VAR5>   <VAR5>   <VAR5>   <VAR5>   <VAR5>

                                   EXHIBIT B

                                    License
                                    -------

COPYRIGHT NOTICE

The enclosed IBM AMS Design Kit materials (documentation, diskette, and/or tapes) are (C)Copyright 1993, 1994, 1995, 1996, 1997 IBM Corporation. All rights reserved. The software describe in this document is furnished under a license agreement. The software may be used or copied under the terms of the agreement.

LICENSE AGREEMENT

IMPORTANT-READ BEFORE INSTALLING

Read this agreement carefully before installing the IBM AMS Design Kit (hereafter Program). This letter agreement between International Business Machines, A New York corporation, having a place of business at Essex Junction, Vermont (here after IBM) and You, if accepted by you, represents a Program License and Loan Agreement for the referenced Program, more specifically describe in the Attachment to this agreement. By installing the Program, you accept the terms of this agreement. If you do not accept the terms of this agreement, do not install this Program, and please return to IBM this letter and any software documentation received.

You and IBM agree that the following terms and conditions will apply to any IBM Program licensed under this Agreement. This is a license agreement and not an agreement for sale. IBM retains title to the copy of the Program provided to you and any copy made from it.

When an individual Program becomes subject to this Agreement, IBM will grant you a nontransferable and nonexclusive license in the United State and Puerto Rico for the Program. You may not transfer the Program without IBM's written consent.

DEFINITIONS
-----------

The term "Program" means 1) machine readable instruction or statements, 2) any machine readable data base, and/or 3) any machine readable or printed related materials, including portions of such Program. Programs are copyrighted. The term "use," relating to the machine-readable portion of the Program, means copying any portion of the Program into a machine for processing, transmitting it to a machine for processing, and performing such processing.

INTENDED USE
------------

IBM AMS Design Kits are provided for uses by customers of IBM Microelectronics Division's Analog & Mixed Signal Technologies. They are intended solely to be used as design aids with other software tools to produce a Customer design in of IBM's Analog & Mixed Signal Technologies.

The AMS Design kit contains information (performance models, design rules, guidelines, etc.) with which to estimate the possible future performance of a product. Your use of such information DOES NOT guarantee performance or correctness of the product design. You acknowledge these limitation and agree that you will not rely solely upon the results derived from the use of information provided in the AMS design kit in determining the final design, composition, structure, safety, reliability, or performance of any product. IBM will not be liable for any use of the AMS Design Kit including, but not limited to, misuse, errors

                                   EXHIBIT B

in judgement or application of the AMS Design Kit in the development or use of said products.

YOU MAY
-------

1. Use the Program only for purposes of evaluation or as describe under the preceding section "Intended Use", and

2. Copy or translate the Program's machine readable portion into any machine readable or printed form to provide sufficient copies to support your authorized use, storage and modifications of the Program.

YOU MAY NOT
-----------

1. Reverse assemble or reverse compile the Program without IBM's prior written consent;

2. Generally make the Program available to a network accessible by persons outside of your organization;

3. Distribute any Program to any other person, including other licensees, without IBM's written consent;

4. Use, copy, modify, or transfer the Program, except as expressly provide for in this Agreement, and

5.  Sublicense, rent or lease this Program.

SUBSEQUENT RELEASES
-------------------

IBM may make a subsequent Program release available to you for your use. While you may continue use of the previous release, no Program service will be available for previous releases.

PROTECTION AND SECURITY
-----------------------

You will take appropriate action, by instruction, agreement or otherwise, with any persons permitted access to any Program, to satisfy your obligations under this Agreement.

You will reproduce and include the copyright notices and any other legend on any copies, modifications, or portions merged into any other Program.

You will maintain records of the number and location of all copies of the Program.

You will insure, before disposing of any media, that any Program contained on it has been erased or destroyed.

For purposes specifically related to your use of the Program, You may make the Program available to 1) your employees or IBM's employees or 2) other persons a) during the period they are on your premises or b) whom you authorize to have remote access to the Program. You may not make the Program in any form available to any persons not associated with your organization through IBM's' written consent.

TERM
----

The license granted herein is effective for the period, as set forth in the Attachment, after you receive the Program for a maximum period of 90 days should the number of days not be indicated in the Attachment. This license may be renewed upon your written request and IBM's approval.

You may terminate this agreement at any time by destroying the Program together with all copies, modification and merged

                                   EXHIBIT B

portions in any form, It will also terminate upon conditions set forth elsewhere in this Agreement or if you fail to comply with any term or condition of this Agreement. You agree upon such termination to destroy the Program together with all copies, modifications and merge portions in any form.

PATENTS AND COPYRIGHTS
----------------------

If the operations of a Program becomes, or IBM believes is likely to become the subject of a claim that it infringes a patent or copyright in the United State or Puerto Rico you will permit IBM, at its option and expense, either to secure the right for you to continue using that Program or to replace or modify it so that it becomes noninfringing. However, if either of the foregoing alternatives is available on terms which are reasonable in IBM's judgment, you will return the Program to IBM upon IBM's written request.

IBM will have no obligation with respect to any such claim based upon our modification of IBM equipment, Programs or programming or their combination, operation or use with any non-IBM apparatus or Programs.

IBM will not have any liability regarding patent or copyright infringement for non-IBM items.

This action states IBM's entire obligation to you regarding claims of patent or copyright infringement.

CONFIDENTIAL INFORMATION
------------------------

The parties agree that all information exchanged hereunder will be nonconfidential. If the activity under which this license is given requires the exchange or transfer of confidential information, a separate confidentiality agreement will be executed as part of, or will be an amendment to, this Agreement and the attachment to this Agreement will be so noted.

LIMITED WARRANTY AND DISCLAIMER OF WARRANTY
-------------------------------------------

IBM warrants the media on which the Program is furnished to be free from defects in materials and workmanship under normal use for 90 days from the date of delivery to you by IBM.

ALL IBM PROGRAMS ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED. THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THE PROGRAM IS WITH YOU. SHOULD THE PROGRAM PROVE DEFECTIVE, YOU (AND NOT IBM OR AN IBM AUTHORIZED REPRESENTATIVE) ASSUME THE ENTIRE COST OF ALL NECESSARY SERVICING, REPAIR OR CORRECTION.

IBM does not warrant that the functions contained in any Program will meet your requirements or that the operation of the Program will be corrected.

THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF
MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

SOME STATES DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY TO YOU. THIS WARRANTY GIVES YOU

                                   EXHIBIT B

SPECIFIC LEGAL RIGHTS AND YOU MAY ALSO HAVE OTHER RIGHTS WHICH VARY FROM STATE TO STATE.

LIMITATION OF REMEDIES
----------------------

IBM's entire liability and your exclusive remedy shall be as follows:

1. IBM will replace media not meeting IBM's Limited Warranty if returned to IBM.

2. In the alternative, if IBM is unable to deliver replacement media free of defects in materials and workmanship, you may terminate this Agreement by returning the Program and charges imposed, if any, will be refunded.

IN NO EVENT WILL IBM BE LIABLE TO YOU FOR ANY LOST PROFITS, LOST SAVINGS OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OF THE PROGRAM, EVEN IF IBM OR AN AUTHORIZED REPRESENTATIVE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY.

SOME STATES DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES SO THE ABOVE LIMITS OR INCLUSION MAY NOT APPLY TO YOU.

IBM's liability to you for actual damages for any cause whatsoever, and regardless of the form of action, shall be limited to the grate of $5,000 or the money paid for the Program that caused the damages or that is the subject matter of or is directly related to, the cause of action.

SERVICE
-------

Service from IBM, if any, will be described in Program specifications or in the statement of service, supplied with the Program, if there are no Program specifications.

GENERAL
-------

AND ATTEMPT TO SUBLICENSE, RENT OR LEASE, OR, EXPECT AS EXPRESSLY PROVIDED FOR IN THIS Agreement, to transfer any of the rights, duties or obligations hereunder is void.

You may not use IBM's trademarks or trade names, or refer to this agreement or your activity under this agreement, in connection with any product, promotion or publication, without IBM's written approval.

You agree to comply will all United States and foreign laws and regulations relating to the export of technical information or data.

In the event of the termination or expiration of this agreement, any provisions of this agreement which by their nature extend beyond the expiration or termination date shall remain in effect until fulfilled.

This Agreement will be constructed under the laws of the State of New York without regard to its conflict of laws.

THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY ITS ITEMS AND CONDITION. YOU AND IBM AGREE THAT THE COMPLETE AND EXCLUSIVE STATEMENT OF

                                   EXHIBIT B

AGREEMENT BETWEEN THE PARTIES RELATING TO THE LICENSING OF THE PROGRAMS SUBJECT TO THIS AGREEMENT SHALL CONSIST OF 1) THIS AGREEMENT AND ITS ATTACHMENTS, 2) LICENSE PROGRAM SPECIFICATION OR NOTICES OF AVAILABILITY, AS APPLICABLE 3) ITS EXHIBITS AND 4) ANY OTHER, APPLICABLE IBM AGREEMENTS, AMENDMENTS, SUPPLEMENTS, ADDENDA AND EXHIBITS, INCLUDING THOSE EFFECTIVE IN THE FUTURE. THIS STATEMENT OF THE AGREEMENT SUPERSEDES ALL PROPOSALS OR OTHER PRIOR AGREEMENTS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING THE PROGRAMS LICENSE UNDER THIS AGREEMENT.

                             EXHIBIT C - SiGe [*]
                           WAFER ACCEPTANCE CRITERIA

PROCEDURE FOR RELEASE OF WAFERS TO EXTERNAL CUSTOMERS
-----------------------------------------------------

Prior to shipment of external customer wafers, [*] of all wafers built in RTAT or NRE lots are screened. In production, a sample testing of the lot at final metal level (minimum of [*] is performed. A summary of electrical test data for the lot will be made available. This lot summary will contain medians and distributions for the critical parameters and limits shown in the table below.

In addition, for production wafers, if any of the wafers in the tested sample exceed the design manual specification [*], all wafers will be screened such that the [*] percentile of via, contact and metal resistances are within the design manual specifications. In this case, with [*] screening, any wafers failing will be scrapped.

WAFER ACCEPTANCE CRITERIA:
--------------------------

IBM maintains a document specifying the acceptance criteria of a wafer for customer shipment. In brief, the list of critical parameters and specification limits described below must individually be met by [*] of the chips sampled on each wafer. Wafers not meeting the complete set of criteria will be either scrapped or shipped as "offspec" with product engineering concurrence. An accepted offspec is an indication that IBM in-line test, modeling, reliability and quality all agree that the highlighted measurement should have little impact on the customer. Typical reasoning could be that the measurement was believed inaccurate, or in the case of defect measurements with large critical areas, it is believed to be of minor impact to the integration level of a product. Where a critical parameter distribution falls out of normal range defined by the specification limits, the customer will be notified and the Technical Coordinators will promptly determine disposition of "offspec" wafers.

Certain limits, indicated by a "P" in the tables below, have reliability implications when the values fall below or above the limit indicated.


[*]
---

[*]

[*]

[*]

[*]


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